Exhibit 99.1

2004 INVESTOR CONFERENCE	JUNE 15, 2004

Q&A Session

MR. GOULD: Now it’s your time and I will be delighted to answer any questions you may have or distribute them amongst the management team, if it is more appropriate. As usual, we need someone to start.

MR. CRANDELL: Jim Crandell from Lehman Brothers. Could you talk about Russia a little bit more? You talked about revenues growing by 30 percent. I think this year there’s talk of difficulty in exporting oil out of the country, there are tax issues, the CEO of the largest company is in jail, yet it’s your second largest country of operation and you think it will become the first, or at least you did, in three or four years. What is your outlook and a little bit more about your strategy in that country?

MR. GOULD: Well, I think one has to accept that Russia is going to be very difficult to judge on our terms. In other words, if we try to compare the system in Russia to the system in the United States or Western Europe, it’s not going to be easy to do. I think that the fundamental thing to bear in mind is that the Russian government has a huge interest in continuing to expand their oil export capacity and not letting any of the people who actually do the work producing the oil disappear. So I’ve heard a lot of pessimistic forecasts about what might happen to some of the companies that were built by the Oligarchs. I have no idea what’s going to happen to them. The only thing I’m pretty sure of is that the Russian government is not willing to damage them to the extent that they stop producing oil. So we may find some of this difficult to recognize, but tax revenue is tax revenue, so the Russian government will continue to encourage the expansion of their export capacity. I think the other thing which you mentioned is quite right. I think the constraint on Russian production is going to be the export capacity, and therefore I think that one of the things that the Russian government with Transneft is going to have to do is decide which of these pipelines they actually want to get built. But I’m not concerned that what you currently read about some of the oil companies is going to materially affect our business. I think that the nice thing for us is that we’ve reached a size where we really are part of the Russian scene. We put a president in Russia, some of you may know, Maurice Dijols, to oversee, not the operations but the development of our business in terms of acquisitions, relationships, developing new customers and all the rest of it. And to be quite honest, the president of PetroAlliance is one of our best ambassadors. So, you know, we are beginning to be successful in convincing the Russians not only are we there to make money for Schlumberger but we also intend to be there for the longer term, which to them is quite important. So I think the thing that might affect activity in the short to medium term is transport capacity, but I don’t see any of these tax issues or what happens to Yukos or all the rest of it causing a disruption in the industry because at the end of the day it’s tax revenue for the Russian government.

MR. PANIGRAHI: P. R. Panigrahi from EKN Inc. We saw this morning a very impressive list of technologies which obviously has elevated you to the technology leader in the industry. I’m wondering if you have a system in place by which you actually measure the return of investment on those technologies. Do you have a tangible matrix that you practice from time to time that you’d like to share with us?

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MR. GOULD: Well, as Satish Pai pointed out, we do have metrics that we put in place when we start the project and we can trace the effectiveness of that project in terms of the revenue it develops and the returns that follow. However, I have to say that the two most difficult technologies that you saw today, if we stuck strictly to a metrics of how much R&D money we could afford to spend on it, we would have stopped both projects, because in R&D, as you know, there is a certain degree of risk and you have at some point to judge whether or not the risk is going to be a risk you can get through and produce an absolutely groundbreaking product or whether it’s something you abandon. And just abandoning for financial reasons at the project stage is probably not a very good idea. So yes, we have a system, and do we go around the system? If we all judge that the technologies are important enough, then yes, we do.

MR. STONE: Jamie Stone from UBS. Andrew, you touched on this a little bit in your goals this morning. I’m wondering if you could amplify or become a little more specific for us on what is, number one, the optimal capital structure that you would like to achieve. You say you don’t want to hold excess cash. Can you give us perhaps a range?

Secondly, what do you see if you look out over the next five years in terms the acquisition landscape for Schlumberger? And third, what are you waiting for in terms of the balance sheet before proceeding with a potential buy-back program?

MR. GOULD: Well, let me deal with that in reverse order. So I asked the Board’s permission to inform you today that it was our intention to introduce a buy-back program. The Board will actually only formally approve our recommendation in July, and therefore I’m not going to disclose size or amounts or anything else today, but we will do so, obviously, as it will be a material event once the Board has approved it.

MR. STONE: Acquisition structure.

MR. GOULD: Acquisition structure. As of today, we don’t see any likelihood that we will be involved in a major acquisition. What we see is a series of smaller, and if I say small, it’s sort of maximum of $200 or $300 million that would either be a technology or a market complement. I mean, if you look at Russia, for example, it’s unlikely we’ll make a huge acquisition. And in technology I think we’ve shown quite effectively that we can buy and integrate technology companies either at the start-up stage or at the stage where they have a product and they need distribution. And we’re far more likely to be doing that sort of thing than being involved in any large acquisition. I’m going to ask Jean-Marc to comment on the optimal capital structure of Schlumberger.

MR. PERRAUD: In terms of the optimal capital structure of the company, we are in a cyclical industry and to be in a position to take advantage of any opportunity, we shouldn’t have too much leverage, so we need minimum leverage. We consider that by the end of June we probably will be very close to that goal, if not at that goal. From then on, we don’t, as we explained this morning, we don’t consider an optimal capital structure to pilot cash, so I think that the buy-back program will kick in if we have exhausted all opportunity of investment, internally or acquisition. So basically in terms of the capital

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structure: Minimum leverage, no excess cash. And in terms of timing to reach that structure: Pretty soon.

MR. KIEBURTZ: Geoff Kieburtz, Smith Barney. Let me just touch on a sensitive subject that hopefully is behind us. You’ve unwound the whole Sema thing, to become a pure oilfield services company. What can you tell us to give us kind of long-term confidence that it’s not going to happen again? And more specifically, what are the lessons learned from that experience?

MR. GOULD: I really didn’t think I was going to have to go through this again! Firstly, I think that personally there is a realization that perhaps Schlumberger didn’t have for a long period of time the understanding that investors are sophisticated enough to know what sort of mix they want to make in their portfolios of companies. And therefore, you know, radical diversifications are not necessarily looked upon with a great deal of favor, something that you have to remember not only does the investment community feel but also a lot of the employees at Schlumberger.

Secondly, I think that we have entered a period in which we will get plenty of growth out of our basic business, and therefore the fear of needing an alternative pole, while it has not totally disappeared because this is a cyclical industry as Jean-Marc has said, it’s attenuated.

And thirdly, I think that one of the reasons that we established a corporate strategy was not just for ourselves but also so that the Board of Directors could look upon my performance and should I recommend a really strange acquisition, they would have a strategy around which they could judge with the direction that I was trying to take. And so, you know, this is a very deliberate part of the strategy exercise to give the Board a framework in which to judge management’s performance.

And the fourth thing is slightly more lighthearted. We have in Schlumberger a group called the Schlumberger Fellows who are our top scientists whose job is to think. I had a meeting with them shortly after we announced the divestiture of Sema and explained that, in my opinion, one of the things that’s gone wrong in both Fairchild and Sema was that the Chairman of Schlumberger had fallen in love with a technology and that as scientists their job was to to stop it before it went too far. And one of them replied if you’re in love, it’s way too late.

MR. HERBERT: Bill Herbert with Simmons. Andrew, you talked about China as one of the major geographic growth opportunities for you, and I think if I understood you correctly that you were going to emulate the model in Russia to deploy in China. You framed the opportunity in Russia on numerous occasions with respect to how big you think that market is going to be, how consequencial it is. You haven’t necessarily framed for us what the opportunity in China is. Can you do so?

Question two relates to Venezuela, some uncertainty with respect to Schlumberger in Venezuela. Can you enlighten us as to what the outlook is for Venezuela?

MR. GOULD: The reason that we can’t or I won’t or we don’t articulate China in the same way as we do Russia is a question of time scale. If you look at Russia, what gave us the opportunity was the collapse of the Soviet system because basically the oil industry

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collapsed, the service industry inside Russia collapsed even more, and therefore that gave an opportunity for Western technology to come in and replace the Russian service industry. If you look at the Chinese situation, it’s completely different. They have the service industry which has never collapsed which works in their oilfields which they think is satisfactory to their requirements. And therefore our ability to penetrate it with the same speed and in the same way as we did in Russia is there but on a much, much slower timescale. And I think that we have seen in the last two or three years that the movement of CNPC, SINOPEC and CNOOC towards more of a market model has opened opportunities to us that would probably would not have been open to us ten years ago. But I don’t think it’s going to go at the same speed as Russia. I think another catalyst that will provoke the Chinese opening to competitive technology from elsewhere in the world is their performance when they buy oil and gas properties outside China because they’re going to have to perform to international standards and going to have to learn to do that quite fast. I think the final thing is until exploration proves to the contrary, the short-term geological opportunity in China is not on the same scale as Russia either. So we will use the same model, I just suspect that it will go a lot slower in China than it can in Russia.

In Venezuela, our activity in Venezuela is increasing. We have had some discussions with PDVSA around certain of contracts which are very largely resolved and we go forward with all the optimism inherent to our 70-year relationship with PDVSA.

MR. SILL: Ken Sill from CSFB. We have a lot of information today on new technology and the opportunity to drive premium pricing. I was wondering if you could let us know what Schlumberger’s corporate philosophy is with regard to pricing on legacy services and products that you’ve got out there in what appears to be a rising and spinning environment.

MR. GOULD: When you say legacy you mean the older technology?

MR. SILL: Yeah, the older core technology. Is there potential to raise pricing in an upcycle across the board or are you going to continue to focus on pricing at the high technology end?

MR. GOULD: I’m going to ask Chakib to answer that.

MR. SBITI: I’m going to slice the question in two. A large part of our North American business is a material business and relates to a large extent to the particular business you’re referring to. We are very careful in ensuring that we get traction in pricing at the slightest opportunity and as much as we can. The recent past actually proves very well that a large portion of our growth is actually coming from price improvement in the US and in Canada. As far as the rest of the world is concerned, we have mixed situations. We have very good traction in the Middle East and Asia as far as technology introduction and premium there. But we also have very clear signs that in some markets we have improvements on the conventional pricing or with the pricing of conventional technologies. One cannot say the same for environments like the North Sea which is a little bit on a diet and Nigeria for other reasons that are mainly to do with security and

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volume of work. So if you’re really to look at the big picture, we have good traction in North America and we are comfortable with our pricing outside the North Sea and some parts of West Africa.

MR. WICKLUND: Jim Wicklund, Banc of America. First of all, you had said that there were two technologies that wouldn’t be here today if you had really strict ROI criteria, one was Q; what was the other one?

MR. GOULD: No, I didn’t say one was Q. I didn’t say which they were, but I will. One is Cased Hole Resistivity and the other is Vx technology.

MR. WICKLUND: It was also said during the technology presentation that you will introduce 90 new products this year. Can you put that in the average for the last couple of years?

MR. PAI: I think it’s fair to say that in the last couple of years our rate of introduction of technology has caught up. So I will say that last year, this year and the next year it’s in that range because it was slightly lower than that in the few years before. So the rate of introduction of technology currently we are at is at a pretty high rate.

MR. WICKLUND: Last question has to do with Tim’s question on pricing. A lot of what we’ve heard today talks about getting paid for performance. Historically service companies when they try to get paid for performance get a huge amount of pushback from the major oil companies. It was mentioned that this is working best with Independents. Can you tell us how this is working with the Majors and National Oil Companies?

MR. GOULD: Well, you’re quite right to say that obviously the major internationals who can best consolidate their buying power are best able to push back. But what is also true and there are some startling examples of this in the last year. I mean, we mentioned one in our press release which is the 4 3/4” rotary steerable and where you have a unique technology there is no price pushback even from the mega majors when they can see the value. But I would link the development and the performance related pricing technology more to everything that Jeff Spath said about implementing technology within the projects because people will not give you projects unless they feel that you’re prepared to take some risks. So the risk we take is on our service pricing. And at the same time they’ll give you the reward if you outperform the specs that the project’s been set to. So I think that what Jeff and Chakib both mentioned about us being able to implement our own technology, what they call zero latency within our projects is where we will get the most price performance leverage out of introducing our technology.

MR. SIMPSON: Kevin Simpson from Miller Tabak. A couple questions on North America: One maybe an update on what your view of the market is. I think there’s a school of thought that says that the peak is just about where we are now, and I’m wondering how your feelings on that are. And then the second is to go back to something you said back in the February ‘03 talk that part of the problem with profitability in North

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America is that you and others in the industry chase the upcycles and then had too much capacity when the market rolled over. So if we’re close to a peak, are you still going to follow that? Or if we’re not close to a peak, I guess, are you still going to follow that philosophy, and are there any specific services that because of changes possible by your frac business, for instance, that you might add capacity?

MR. GOULD: I’m really not any more sure about peak than no peak than you are because I think the issue that we look at every year now in the United States is not just refilling gas storage, it’s gas deliverability. The client rates on new gas wells are now so high that just to fill storage I think a level of drilling somewhere close to where it is today is fairly inevitable. And then beyond that how close are we to a peak? I don’t know. I mean, we can’t add another thousand rigs, right? So I just don’t know. I think the issue of capacity and I think there’s absolutely no doubt in this runup that generally people have been far more disciplined, but not all of them, and you’re starting to see people, particularly start-up players and all the rest of it add low-end frac capacity and all sorts of stuff. So our position, Chakib and I are so disciplined on this, it’s difficult to be more disciplined, and we will only add frac capacity on the basis of the long-term contracts for very specific types of fracing. In other words, we are not going to build equipment on spec. We will only build on contract.

MR. SHOEMAKER: Robin Shoemaker, Bear Stearns. I just want to ask you briefly about the return on capital criteria, the high teens that you mentioned. We can clearly see that you could reach that level with certain of your product lines which are probably at that level now and you could have a few lagging but probably not many. So my question is this objective something that will be applied rigorously to all parts of the company at a certain point in time they’re expected to be at that level, or is it something that there’s just kind of a goal you’ve set up?

MR. GOULD: I think that we’re so spread geographically and so spread segment-wise that we can’t impose a uniform goal across the company. It’s going to have to be modulated to different geographical circumstances, different technologies. But the overall consolidated goal of being in the high teens is readily achievable.

MR. LaMOTTE: Michael LaMotte of JP Morgan. If I could refer back to Satish’s comments in his presentation about the completions market and in particular objectives to get to a number one or number two position there, can you speak if we were having this meeting up in Cambridge five years from now, where you think you’ll be in that Spear’s ranking and how you expect to get there?

MR. GOULD: Well, I don’t know that in five years’ time we will be exactly where we want to be, but I can remember a meeting in this facility about seven years ago when one of the questions from the audience is, Why don’t you give up on directional drilling? You’re not going anywhere. So I don’t know exactly when it’s going to happen. How do we get there is we have a very focused plan, as Satish put up the Well Services plan but he could have put up the Well Completions Productivity plan. And we’re not going to try and cover absolutely everything. We’re going to try and cover enough to be sure that

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we’re in a leading position where we feel it’s absolutely necessary for us to be in a leading position. Five years I don’t know. There’s some tough competition out there.

MR. DONALDSON: John Donaldson from 1838 Investment Advisors. Could you briefly comment on the situation in Saudi Arabia and the security implicaitons there?

MR. GOULD: Chakib.

MR. SBITI: So to answer that, perhaps I should explain how we manage security as a company. We have a separate organization that manages security that is separated from the field management in order to ensure that all decisions taken are not influenced by wrong business drivers. And we have been having this since 1996. So every time we have a situation that requires security, we immediately mobilize those individuals and they are responsible and report to corporate. They’re responsible to ensure that plans are put in place in collaboration with the authorities, our clients and so forth, to ensure that everybody that works for Schlumberger is safe. So this is in general. Now, with regards to Saudi Arabia, we have actually mobilized those individuals. We have — we are lucky in a sense that the schools have actually closed because of the end of the term and people have sent all their dependents out. So that gives us time to think and actually manage the situation of security without the pressure of families and dependents. So that’s the first one.

The second, we have reduced the number of sites where Schlumberger is present, and so we are relocated in fewer and fewer places and we are currently working with the authorities to ensure that the safety measures around those sites or operating bases are appropriately secured. So in parallel to this, we are in discussion with our clients, Saudi Aramco, in this case, and the local authorities to ensure that we act as fast as possible, we get all our sites to appropriate security levels. Now, our people are assigned there. We have changed the assignment type to be voluntary and, in fact, we are having a few people who have asked to leave, so we have actually moved on that. But as far as operations is concerned, for the short-term we don’t have any impact. So this is really what I can say at this stage.

MR. GOODOF: Rob Goodof, Loomis Sayles. Within this strategy, what sort of capital spending budget are you thinking about near and long term, with or without WesternGeco, and what sort of spending or commodity price are you thinking about that spending level?

MR. GOULD: Well, we don’t have a commodity price. Obviously I said this morning that I feel that there is somewhat at least for the next few years a shift change in the level of the commodity price which is more than adequate to cover the capital requirements of our customers to perform the work that they need to do. I’m going to let Jean-Marc comment on the effect of capital expenditure and the growth plan.

MR. PERRAUD: We did many simulations about the level of capital that would be required to sustain the growth that we were mentioning this morning. Actually what we

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found as compared to the last decade is pretty much quite a lot of stability in the level of investment.

If you look at the level of investment we had over the last ten years, it’s probably a good guide for the next ten years, this despite the fact that there will be a mix in the change in the activity. We did the tedious exercise to look back on average over the last ten years, and I can tell you that for growth that we experienced over the last ten years, we invested about 10 to 11 percent of revenue.

MR. SANGER: Arvind Sanger, SAC Capital. There’s been some articles written, reports about Saudi Arabia production capacity and where that might peak out.

Secondly, there was a chart shown this morning that showed by 2011 production from old wells could exceed production from new wells; firstly in Saudi and secondly on a world-wide basis. Do you see that by the time production from old wells exceeds new wells is production growth on a global basis going to be a problem?

MR. GOULD: Well, so let me deal with the Saudi debate first. I’ve obviously read both sides of the argument. I’ve read the paper that started the argument and I’ve also looked at the rebuttal. In fact, I was in Saudi Arabia just after they delivered the rebuttal. I subscribe very much to the Saudi’s view of their oil industry and the assumption that was made that analog situations were applicable to Saudi Arabia was I think a light assumption to make without having a very detailed knowledge about how the Saudi’s manage their reservoirs, so in that debate I subscribe to the Saudi point of view rather than the other one.

In terms of at what point does the world pass its peak production, there are a far smarter people than me that have made their life’s living out of it. We all know the King Hubbard theory but then there’s the school of MIT that says King Hubbard didn’t take into account money, economic factors or all the rest of it. So, you know, it’s inevitable. If you tried to tie me down to say 2010, 2020, 2025 or 2015, I have no idea. And I don’t think anybody else does either, by the way, because, you know, it is based on a current estimate of reserves in place and we all know that those change. What is even more significant, if you look back at the history of the oil industry, is how reserves get revised and the ultimate example is the oil company who said they didn’t think there was more than 600 million barrels of recoverable oil in Saudi Arabia. So I don’t know the answer to the question. I mean, it will happen. What the exact date is when we the world passes peak production and goes into a long, slow decline is somewhere, you know, I don’t know, between now and 2030.

MR. MECRAY: Paul Mecray of Tower Bridge Advisors. Andrew, back on another security question, under what set of political circumstances and security circumstances would you envision that Schlumberger might expand its presence in Iraq?

MR. GOULD: I don’t consider politics to be an element. It’s purely a question of security. I am not in the business of asking people to put themselves in circumstances where they may get killed. Nothing would destroy the morale of this company faster than if I changed that position. So as Chakib pointed out, we have an independent security

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organization. The head of that independent security organization goes regularly into Iraq and Chakib once every six weeks or something.

MR. SBITI: No, once every three months.

MR. GOULD: He reviews the situation on the ground which means that he goes to the well site, he goes everywhere that we would need to put Schlumberger people. And when he comes back and says the circumstances exist or the security exists for us to go back into Iraq, we will go back, but not before.

MS. RASHID: Fauzia Rashid, Bank of New York. This is a follow-up security question on Saudi. Given the current problems that we’re seeing, do you have any concerns of incremental oil production coming on as planned? Another way of asking is how reliant are Aramco on external oil service providers?

MR. GOULD: This is a difficult question for me to answer, but I think that in the short-term even with a very limited presence of the external service industries, Saudi Aramco would be able to produce their capacity without too much difficulty. The question is developing new capacity and sustaining that capacity over a period of time where they would need assistance from the service industry.

MR. HALLEAD: Just coming back to the technology contribution, you showed a nice progression, 30 percent of total revenue. What do you see new technologies providing in terms of revenue by the time you get to 2010? And can we assume that the contribution from the margin side would be greater or lesser than the revenue contribution?

MR. GOULD: I’m going to give a little bit of the answer and then I’m going to ask Satish to complement what I say.

I think the speed with which technology gets developed has increased enormously, and therefore the shelf life of products that we have today is half of what it was 15 years ago. Therefore, one reason that this new technology introduction metric is extremely important is not just to show we have more technology and we can get better margins, it’s because the whole technology train runs a lot faster than it did in the past.

I’m going to leave Satish the difficult part which is to comment on the margins.

MR. PAI: The first part I think was also related to that question, we are coming out with 90 products this year, so the pace of products in production has certainly picked up, so that helps. I think from a margin point of view, if you look at the process that is connected to the product marketing organization, we are very disciplined in the way we introduce new technology to make sure that we get the right pricing differential, and we are going to be very disciplined about it.

MR. PICKERING: Dan Pickering, Pickering Energy. Three quick questions, Andrew. One is we know you’ve talked to Baker Hughes in the past and they’re about to have an ex-CEO; does that mean anything?

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Two, would you like to comment about earnings estimates and expectations you’ve talked to the Board about share repurchase. Have you talked to the Board about them telling us something about numbers?

And the third is how big do you think IPM can be?

MR. GOULD: Can you repeat the second one?

MR. PICKERING: Numbers. Where are you relative to consensus? Do you want to talk about that? Do you have any good news, bad news?

MR. GOULD: No, I don’t want to talk about that, we’re too close to the quarter end. So are you asking me if I want to be CEO of Baker Hughes? The answer is no. It doesn’t mean anything, not that I’m aware. Obviously I said earlier that we were looking at small acquisitions, and that would not be a small acquisition. I don’t know what the Board of Baker Hughes plans are, so I really can’t comment.

I think IPM, if we’re successful in growing the production management business the way we think it will could by the end of the decade be managing half the revenue by 2010. In other words, it’s not just IPM revenue, it’s the service revenue that we incur under IPM projects.

MR. PICKERING: Are IPM projects by definition performance-based pricing?

MR. GOULD: Almost — IPM projects will always have a performance element depending on the type of project, the type of customer and all the rest of it, it will not necessarily be the same. It’s not a uniform system.

MR. SIMPSON: Kevin Simpson, Miller Tabak. I have a follow-up to Dan’s IPM question which is, I guess, twofold. What’s the number now that would compare to the 50 percent? Ball park. And the other is are you beginning to penetrate at all with majors and can you get to that 50 percent without getting some penetration with the major integrators?

MR. GOULD: It’s extremely difficult for me to make a judgment on the effect of the majors in IPM for two reasons; firstly, because one of the big questions in the next ten years, and it’s not a question for tomorrow morning and it’s not a question for 2005, 2006, but one of the questions is will they get access to the remaining large reserves, and that sort of swings each way with time, and we’re in a phase at the moment where it’s not very easy to know.

And the second thing is will they always want to manage their mature production. You’ve see this very creative deal that’s been put together with Apache by ExxonMobil where the Apache takes the surface or the higher horizons and Exxon keeps the rights to drill in the lower horizons. I wouldn’t be at all surprised if one of the mega majors decides that they want to keep the mature production but they don’t have the people to manage it and therefore they give it to us. In fact, at the height of 2001 when they were desperately short of resources, one of them actually did do that. So he used us, if you

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like, as his swing capacity to perform a volume of work that he did not have the people to do it with him.

MR. PFERDEHIRT: We have time for one final question.

MR. STONE: So I mean if I sit here and listen to a lot of what we talked about today, it seems to me that a big part of the strategy is sort of recognizing that dealing in a conventional way isn’t going to drive the kind of margin targets that you want and you need to really shift the risk curve — shift to a higher point on the risk curve. I’m trying to ask how do we sort of get our hands around that increasing risk profile as you move the revenue stream up towards a 50 percent IPM-driven revenue stream. How can we benchmark that performance or what sort of targets should we look at to see if you’re managing that risk appropriately and not taking on excess risk?

MR. GOULD: Well, remember that the risk we’re talking about is firstly the project execution and therefore I think that unless I’m wrong, Jean-Marc, the accounting standards are around project execution are such that it will be very obvious to you if anything’s going wrong fairly quickly.

And in terms of the other risk, which is the technical risk we take on the performance of our technology, which is linked to an incentive formula. I don’t have a good answer for you except the answer that Chakib gave earlier which is that where we have these types of projects on a performance basis we seek and so far have managed to obtain — managed to realize a return that is higher than the average return in that GeoMarket through the execution of conventional services. Now, I understand that if this becomes 50 percent of Schlumberger’s business, we’ll have to come with a better metric than that, but today I don’t have a clear answer for you.

All right. Thank you all very much. I’m extremely impressed with how many of you showed up. I hope you enjoyed the day as much as we enjoyed showing Schlumberger to you. Thank you.

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